OFFICES OF
ARSHAD M. FAROOQ, JD, CPA

201 N. Palomares St.
Pomona, CA 91767

(909) 238-5361
(909) 972-1672 Fax
amfarooq@gmail.com
____________________________________________________________________________________

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in registration statement on Form S-1 of WPS, Inc., of my report dated June 23, 2009 on my audit of the financial statements of WPS, Inc., as of December 31st., 2008, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the reference to me under the caption “Experts”.

Arshad M. Farooq
Pomona, CA
January 24, 2011